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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Auditors" in the Registration Statement (Form F-10) and related Prospectus of Sprott Physical Platinum and Palladium Trust (the "Trust") for the registration and offering of up to $1,000,000,000 in units of the Trust and to the incorporation by reference therein of our reports dated March 31, 2014 with respect to the statements of financial position of the Trust as at December 31, 2013 and 2012, and the statements of comprehensive income, changes in equity, and cash flows for each of the years then ended and the effectiveness of internal control over financial reporting of the Trust as of December 31, 2013.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants
Toronto, Canada
April 28, 2014

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm